UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2010

Hanmi Financial Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30421	95-4788120
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation)		Identification No.)

3660 Wilshire Boulevard, Ph-A
Los Angeles, California	90010
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (213) 382-2200

Not applicable
(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
SIGNATURE

Item 5.07 Submission of Matters to a Vote of Security Holders.
     On Wednesday, July 28, 2010, Hanmi Financial Corporation (the “Company”) held its 2010 annual meeting of stockholders. The matters voted on at the meeting and the final voting results are as follows:
(1) The following persons were elected to serve as directors of the Company and received the number of votes set forth opposite their respective names:

Nominees	Shares Voted For	Withheld	Broker Non-Votes

I Joon Ahn	23,163,459	2,102,144	16,137,812
John A. Hall	22,720,588	2,330,915	16,137,812
Paul Seon-Hong Kim	22,431,361	2,620,142	16,137,812
Joon Hyung Lee	22,953,814	2,311,789	16,137,812
Joseph K. Rho	23,003,538	2,262,065	16,137,812
William Stolte	22,721,597	2,329,906	16,137,812
Jay S. Yoo	22,974,727	2,076,776	16,137,812
(2) A proposal to amend the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 200 million to 500 million was approved by the following vote:

	Shares Voted
Shares Voted For	Against	Abstentions

40,716,499	452,479	234,437
(3) A proposal to authorize the issuance of up to 200 million shares of common stock to Woori Finance Holdings Co. Ltd. was approved by the following vote:

	Shares Voted
Shares Voted For	Against	Abstentions	Broker Non-Votes

24,988,102	177,285	100,216	16,137,812
(4) A proposal regarding the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2010 was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions

40,621,420	661,658	120,337

(5) A proposal to approve the adjournment of the annual meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the annual meeting to adopt Proposals 1 through 4 was approved by the following vote:

Shares Voted For	Shares Voted Against	Abstentions

40,015,691	739,652	648,072

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 2, 2010	HANMI FINANCIAL CORPORATION

	By: Name:	/s/ Jay S. Yoo Jay S. Yoo
	Title:	President and Chief Executive Officer